Exhibit 10.55

AMERICAN RETIREMENT CORPORATION

RESTRICTED STOCK AGREEMENT

                This RESTRICTED STOCK AGREEMENT (the “Agreement”) is by and between American Retirement Corporation, a Tennessee corporation (the “Company”), and ________________ (the “Grantee”).

                Section 1.  Restricted Stock Award.  The Grantee is hereby granted the right to receive ________ shares (the “Restricted Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions of this Agreement and the American Retirement Corporation 1997 Stock Incentive Plan (as amended, the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

                Section 2.  Vesting of the Award.  The shares of Restricted Stock granted pursuant to Section 1 hereof shall vest at such times (each, a “Vesting Date”) and in the percentages set forth below, if and only if the Grantee is continuously employed by the Company (or any Subsidiary or Affiliate of the Company) from the date hereof through such Vesting Date (except as set forth in Section 5(b) hereof):

Vesting Date	Percentage of Restricted Stock Vesting

___________ __, 200_	___%

___________ __, 200_	___%

___________ __, 200_	___%

                 Section 3.  Distribution of Restricted Stock. Certificates representing the Restricted Stock will be distributed to the Grantee as soon as practicable after the Vesting Date. Notwithstanding the foregoing, if the Grantee’s employment with the Company (or any Subsidiary or Affiliate of the Company) is terminated under the circumstances set forth in Section 5(b), certificates representing the Restricted Stock awarded hereunder will be distributed to the Grantee (or the Grantee’s estate or legal representative) as soon as practicable after the Grantee’s termination. The Certificates representing the Restricted Stock shall be subject to the restrictions on transfer set forth in Section 6 hereof.

                Section 4.  Voting Rights and Dividends.  Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the “Custodian”) in the name of the Grantee. The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock. All cash dividends received by the Custodian, if any, with respect to the Restricted Stock will be remitted to the Grantee. Notwithstanding the foregoing, no voting rights or dividend rights shall inure to the Grantee following the forfeiture of the Restricted Stock pursuant to Section 5(a).

                Section 5.  Termination.

                                (a)     In the event that Grantee’s employment by the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason (other than by reason of death or Disability), all shares of Restricted Stock that have not vested prior to the date of termination shall be immediately forfeited and Grantee shall have no further rights with respect to such shares of Restricted Stock.

                                (b)     If the Grantee dies while employed by the Company (or any Subsidiary or Affiliate of the Company) or if the Grantee’s employment is terminated by reason of Disability, all unvested shares of Restricted Stock shall be deemed vested as of the date of such death or Disability.

                Section 6.  No Transfer or Pledge of Restricted Stock.  No shares of Restricted Stock may be Transferred (as hereinafter defined) prior to the Vesting Date. Thereafter, the Grantee may not Transfer more than twenty-five percent (25%) of all of the Grantee’s vested Restricted Stock in any calendar quarter. In addition, any Transfer of vested Restricted Stock shall be subject to the Company’s determination that, after giving effect to such Transfer, the Grantee will remain in compliance with the provisions of any stock ownership policy applicable to the Grantee that is then in existence. As used herein, the term “Transfer” shall mean any transfer, sale, conveyance, pledge, encumbrance, hypothecation or disposition of any kind, whether voluntary or involuntary.

                Section 7.  Tax Election.  The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to the issuance of the Restricted Stock. If the Grantee makes an affirmative election under Section 83(b) of the Code, the Grantee shall deliver a copy of such election to the Company in accordance with the requirements of the Code and the Regulations promulgated thereunder. The Grantee acknowledges that the decision to make, or refrain from making, an election to apply Section 83(b) of the Code is his individual decision, based upon the Grantee’s personal analysis and personal tax advice. The Grantee acknowledges that the Company has not attempted to influence the Grantee, or provided the Grantee with any advice, in connection with the Grantee’s determination of whether to make an election to apply Section 83(b) of the Code. The Grantee is urged to consult with his individual tax advisors in making the determinations described in this section.

                Section 8.  Tax Withholding.  The Company may withhold from any distribution of Restricted Stock an amount of Common Stock equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, unless the Company agrees to accept a payment of cash (or to withhold from other wages payable to Grantee) in the amount of such withholding taxes.

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                Section 9.  Change of Control.  Upon the occurrence of a Change in Control or a Potential Change in Control as defined in Section 10 of the Plan, all Restricted Stock shall be deemed vested and the restrictions under the Plan and this Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect.

                Section 10.  Stock Subject to Award.  In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of Restricted Stock that have been awarded to Grantee shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

                Section 11.  Stock Power.  Concurrently with the execution of this Agreement, the Grantee shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock. Such stock power shall be in a form satisfactory to the Company.

                Section 12.  Legend.  Each certificate representing Restricted Stock shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE AMERICAN RETIREMENT CORPORATION 1997 STOCK INCENTIVE PLAN (AS AMENDED, THE “PLAN”) AND THE RESTRICTED STOCK AGREEMENT (THE “AGREEMENT”) BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND AMERICAN RETIREMENT CORPORATION (THE “COMPANY”). THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

                Section 13.  Restrictive Agreement.  As a condition to the distribution of any vested shares of Restricted Stock, the Grantee (or his legal representative or estate or any third party transferee), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he is acquiring the shares without a view to distribution thereof.

                Section 14.  No Right to Continued Employment.  This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

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                Section 15.  Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

                Section 16.  Miscellaneous.

                                16.1    Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement or the Plan.

                                16.2    Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                                16.3    Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

                                16.4    Notice.  Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee’s last known address provided by the Grantee to the Company.

                                16.5    Amendment.  This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee’s rights under this Agreement and such change is not to the Grantee’s benefit.

                                16.6    Successors and Assignment.  Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, the Grantee may not Transfer this Agreement or the Grantee’s rights hereunder. Furthermore, the Grantee may Transfer the Restricted Stock distributed to the Grantee pursuant to this Agreement only as set forth in this Agreement.

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                                16.7    Governing Law.  This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

[Signature page to follow.]

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of _____________, __ 20__.

AMERICAN RETIREMENT CORPORATION

By:
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Name:
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Title:
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Grantee:

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Name:
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